Exhibit 99.1

Altra Reports Fourth-Quarter 2017 Results

Achieves 29.4% Overall Sales Growth and 9.1% YOY Sales Growth excluding acquisitions.  Company Provides Full-Year 2018 Guidance

BRAINTREE, Mass., February 21, 2018 - Altra Industrial Motion Corp. (Nasdaq: AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the fourth quarter ended December 31, 2017.

Financial Highlights

•

Fourth-quarter 2017 net sales were $223.3 million, up 29.4% from $172.6 million in the fourth quarter of 2016. Excluding the impact of the Stromag acquisition, fourth-quarter net sales were up 9.1% from the same quarter of 2016.

•	Fourth-quarter net income was $12.4 million, or $0.43 per diluted share, compared with $1.7 million, or $0.06 per diluted share, in the fourth quarter of 2016.
•	Non-GAAP net income in Q4 2017 was $13.8 million, or $0.47 per diluted share, compared with $10.6 million, or $0.41 per diluted share, in the prior year quarter.*
•	Cash flow from operations of $80.6 million led to free cash flow of $47.8 million for the year.*

*Reconciliation of Non-GAAP Net Income:

	Quarter Ended		Year to Date Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net Income	$12,440	$1,668	$51,427	$25,140

Restructuring and consolidation costs	$367	$3,258	$4,143	$10,333
Loss on extinguishment of convertible debt	-	1,989	1,797	1,989
Impairment of intangible assets	-	6,568	-	6,568
Legal fees associated with pursuit of unfair trade remedy	-	-	-	742
Amortization of inventory fair value adjustment	-	-	2,347	-
Loss on partial settlement of pension plans	1,720	-	1,720	-
Acquisition related expenses	491	1,219	2,165	2,349
Tax impact of above adjustments	(766)	(4,071)	(3,611)	(6,661)
Revaluation of U.S. net deferred taxes	(7,818)	-	(7,818)	-
Tax on foreign earnings deemed to be repatriated	7,374	-	7,374	-
Non-GAAP net income*	$13,808	$10,631	$59,544	$40,460
Non-GAAP diluted earnings per share*	$0.47	$0.41	$2.05	$1.56

*Reconciliation of Free Cash Flow:

	Year to Date Ended
	December 31, 2017	December 31, 2016
Net cash flows from operating activities	80,581	76,641
Purchase of property, plant and equipment	(32,826)	(18,941)

Free cash flow *	$47,755	$57,700

*Reconciliation of Non-GAAP Operating Margin:

	Quarter Ended		Year to Date Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Income from Operations	$18,903	$6,025	$80,987	$47,546

Restructuring and consolidation costs	$367	$3,258	$4,143	$10,333
Impairment of Intangible assets	-	6,568	-	6,568
Legal fees associated with pursuit of unfair trade remedy	-	-	-	742
Loss on partial settlement of pension plans	1,720	-	1,720	-
Amortization of inventory fair value adjustment	-	-	$2,347	-
Acquisition related expenses	491	1,219	2,165	2,349
Non-GAAP income from operations*	21,481	17,070	91,362	67,538
Non-GAAP Income from operations as a percent of net sales	9.6%	9.9%	10.4%	9.5%

Management Comments

“We ended the year with record sales and Non-GAAP diluted earnings per share, and solid momentum as we move into 2018” said Carl Christenson, Altra's Chairman and CEO. “For Q4, we grew sales by 29.4% or by 9.1% excluding acquisitions, marking the fifth consecutive quarter of year-over-year growth. For the year, we reported sales growth of 23.7%, or 4.2% excluding acquisitions. We also executed on significant strategic initiatives during the year that drove an improvement in Non-GAAP operating income and will set us up for long term profitable growth. In 2017, GAAP diluted EPS grew 84% to $1.78 and non-GAAP diluted EPS increased 31.4% to an annual record of $2.05.”*

“We are excited by our prospects as we look ahead to 2018,” added Christenson. “Bookings are positive across the vast majority of our end markets as the industrial economy continues to improve. We have accomplished a great deal in the past few years to position Altra for the upturn and capitalize on the current demand momentum. Notwithstanding the recent volatility in the equity markets, we look forward to moving ahead in what is shaping up to be a great year.”

Business Outlook

Altra is providing guidance for full year 2018. The Company expects full-year 2018 sales in the range of $895 to $915 million, GAAP diluted EPS in the range of $2.12 to $2.20, and non-GAAP diluted EPS guidance in the range of $2.30 to $2.43. The Company currently expects its tax rate for the full year to be approximately 25% to 27% before discrete items, capital expenditures in the range of $25 to $27 million, and depreciation and amortization in the range of $38 to $40 million.*

*Reconciliation of 2018 Non-GAAP Net Income and Diluted EPS Guidance (Amounts in millions except per share information)	Fiscal Year 2018	Fiscal Year 2018 Diluted EPS
Net Income per Share Diluted	$61.8 - $64.1	$2.12 - $2.20
Restructuring and consolidation costs	2.0 - 4.0
Loss on partial settlement of pension plan	5.3
Tax impact of above adjustments**	(1.9) - (2.4)
Non-GAAP Diluted EPS Guidance	$67.2 - $71.0	$2.30 - $2.43
(1) Adjustments are pre-tax, with net tax impact listed separately
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 26.0% by the above items

Impact of Tax Legislation

For the fourth quarter, the Company is reporting a provisional $0.02 per share benefit to earnings as a result of the new tax legislation and has excluded this amount from the Non-GAAP diluted earnings per share calculation. These one-time adjustments resulted in a net tax benefit of $0.4 million which is comprised of a charge of $7.4 million related to the deemed repatriation of foreign earnings, and a benefit of $7.8 million for the revaluation of deferred taxes due to the federal rate changes. Going forward, due to the lowering of the U.S. corporate income tax rate, the Company expects its consolidated tax rate to be approximately 25% to 27%.

Conference Call

The Company will conduct an investor conference call to discuss its unaudited fourth-quarter and full-year 2017 financial results today, February 21, 2018 at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call through midnight on March 7, 2018. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (conference ID # 13676208). A webcast replay also will be available.

Altra Industrial Motion Corp.
Consolidated Statements of Income Data:	Quarter Ended				Year to Date Ended
In Thousands of Dollars, except per share amounts	December 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Net sales	$223,322		$172,647		$876,737		$708,906
Cost of sales	154,852		117,520		600,961		486,774
Gross profit	$68,470		$55,127		$275,776		$222,132
Gross profit as a percent of net sales	30.7%		31.9%		31.5%		31.3%
Selling, general & administrative expenses	41,480		34,944		164,492		140,492
Research and development expenses	6,000		4,332		24,434		17,677
Impairment of Intangible assets	-		6,568		-		6,568
Restructuring Charges	367		3,258		4,143		9,849
Loss on the partial settlement of pension plan	1,720		-		1,720		-
Income from operations	$18,903		$6,025		$80,987		$47,546
Income from operations as a percent of net sales	8.5%		3.5%		9.2%		6.7%
Interest expense, net	2,163		3,064		7,710		11,679
Loss on write-off of deferred financing and extinguishment of convertible debt	-		1,989		1,797		1,989
Other non-operating expense (income), net	323		431		353		(7)
Income before income taxes	$16,417		$541		$71,127		$33,885
Provision/(Benefit) for income taxes	3,977		(1,127)		19,700		8,745
Income tax rate	24.2%		-208.3%		27.7%		25.8%
Net income	12,440		1,668		51,427		25,140

Weighted Average common shares outstanding:
Basic	29,011		25,889		28,949		25,719
Diluted - includes impact of convertible debt redemptions	29,120		25,916		29,064		25,872
Net income per share:
Basic	$0.43		$0.06		$1.78		$0.97
Diluted	$0.43		$0.06		$1.78		$0.97

Reconciliation of Non-GAAP Income From Operations:
Income from operations	$18,903		$6,025		$80,987		$47,546
Restructuring and consolidation costs	367		3,258		4,143		10,333
Legal fees associated with pursuit of unfair trade remedy	-		-		-		742
Amortization of inventory fair value adjustment	-		-		2,347		-
Impairment of Intangible assets	-		6,568		-		6,568
Loss on partial settlement pension plan	1,720		-		1,720		-
Acquisition related expenses	491		1,219		2,165		2,349
Non-GAAP income from operations *	$21,481		$17,070		$91,362		$67,538

Reconciliation of Non-GAAP Net Income:
Net income	$12,440		$1,668		$51,427		$25,140
Restructuring and consolidation costs	367		3,258		4,143		10,333
Loss on extinguishment of convertible debt	-		1,989		1,797		1,989
Legal fees associated with pursuit of unfair trade remedy	-		-		-		742
Amortization of inventory fair value adjustment	-		-		2,347		-
Loss on partial settlement of pension plan	1,720		-		1,720		-
Impairment of Intangible assets	-		6,568		-		6,568
Acquisition related expenses	491		1,219		2,165		2,349
Tax impact of above adjustments	(766)		(4,071)		(3,611)		(6,661)
Revaluation of U.S. net deferred taxes	(7,818)		-		(7,818)		-
Tax on foreign earnings deemed to be repatriated	7,374		-		7,374		-
Non-GAAP net income *	$13,808		$10,631		$59,544		$40,460
Non-GAAP diluted earnings per share *	$0.47	(1)	$0.41	(2)	$2.05	(3)	$1.56	(4)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.7% by the above items.

(2) - tax impact for the above items is calculated by multiplying restructuring and consolidation costs, write-off of deferred financing and extinguishment of debt, and the impairment of intangible assets by the marginal tax rate plus the acquisition related expenses multiplied  by the estimated effective tax rate for the period of 26.5% by the above items.

(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.7% by the above items
(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 30.3% by the above items

Consolidated Balance Sheets	Years Ended December 31,
In Thousands of Dollars	2017	2016

Assets:
Current Assets
Cash and cash equivalents	$51,994	$69,118
Trade receivables, net	135,499	120,319
Inventories	145,611	139,840
Income tax receivable	6,634	607
Prepaid expenses and other current assets	17,344	10,429
Assets held for sale	1,081	3,874
Total current assets	358,163	344,187
Property, plant and equipment, net	191,918	177,043
Intangible assets, net	159,613	154,683
Goodwill	206,040	188,841
Deferred income taxes	2,608	2,510
Other non-current assets, net	2,315	2,560
Total assets	$920,657	$869,824

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$68,014	$60,845
Accrued payroll	32,091	31,302
Accruals and other current liabilities	32,921	35,080
Income tax payable	9,082	706
Current portion of long-term debt	384	43,690
Total current liabilities	142,492	171,623
Long-term debt, less current portion and net of unaccreted discount	275,587	325,969
Deferred income taxes	52,250	61,084
Pension liabilities	25,038	23,691
Long-term taxes payable	6,322	694
Other long-term liabilities	22,263	3,415
Total stockholders' equity	396,705	283,348
Total liabilities, and stockholders' equity	$920,657	$869,824

Reconciliation to operating working capital:
Trade receivables, net	135,499	120,319
Inventories	145,611	139,840
Accounts payable	(68,014)	(60,845)
Operating working capital *	$213,096	$199,314

	Year to Date Ended
	December 31, 2017	December 31, 2016

Cash flows from operating activities
Net income	$51,427	$25,140
Adjustments to reconcile net income to net cash flows:
Depreciation	26,511	21,604
Amortization of intangible assets	9,514	8,294
Amortization and write-off of deferred financing costs	599	802
Loss on foreign currency, net	381	259
Amortization of inventory fair value adjustment	2,347	—
Accretion of debt discount, net	—	4,005
Loss on disposals and impairments	584	8,273
Loss on extinguishment of debt	1,797	1,989
Loss on partial settlement of pension plan	1,720	—
Benefit for deferred taxes	(8,012)	(2,850)
Stock based compensation	5,274	4,230
Changes in assets and liabilities:
Trade receivables	(8,103)	(4,140)
Inventories	(2,379)	2,324
Accounts payable and accrued liabilities	(2,994)	4,333
Other current assets and liabilities	(3,178)	529
Other operating assets and liabilities	5,093	1,849
Net cash provided by operating activities	80,581	76,641
Cash flows from investing activities
Purchase of property, plant and equipment	(32,826)	(18,941)
Proceeds from sale of property	3,221	—
Acquisition of Stromag, net of cash received of $8.8 million	2,883	(187,967)
Net cash used in investing activities	(26,722)	(206,908)
Cash flows from financing activities
Payment of debt issuance costs	—	(650)
Payments on revolving credit facility	(79,536)	(31,861)
Dividend payments	(18,259)	(11,667)
Cash paid for convertible debt	(954)	—
Payments of equipment, working capital notes, mortgages and other debt	(1,168)	(3,308)
Proceeds from equipment, working capital notes, mortgages and other debt	—	2,729
Borrowing under revolving credit facility	27,958	200,579
Purchases of common stock under share repurchase program	—	(4,713)
Shares surrendered for tax withholding	(2,089)	(1,337)
Net cash (used)/provided in financing activities	(74,048)	149,772
Effect of exchange rate changes on cash and cash equivalents	3,065	(707)
Net change in cash and cash equivalents	(17,124)	18,798
Cash and cash equivalents at beginning of year	69,118	50,320
Cash and cash equivalents at end of period	$51,994	$69,118

Reconciliation to free cash flow:

	Year to Date Ended
	December 31, 2017	December 31, 2016
Net cash flows from operating activities	80,581	76,641
Purchase of property, plant and equipment	(32,826)	(18,941)

Free cash flow *	$47,755	$57,700

Altra Industrial Motion Corp.
Selected Segment Data	Quarter Ended December 31,		Year to Date Ended December 31,
In Thousands of Dollars, except per share amount	2017	2016	2017	2016
Net Sales:
Couplings, Clutches & Brakes	$114,577	$74,181	$441,887	$305,406
Electromagnetic Clutches & Brakes	64,042	52,773	251,505	217,856
Gearing	47,244	46,964	191,789	192,003
Eliminations	(2,541)	(1,271)	(8,444)	(6,359)
Total	$223,322	$172,647	$876,737	$708,906

Income from operations:
Couplings, Clutches & Brakes	$14,184	$7,068	$47,215	$27,509
Electromagnetic Clutches & Brakes	5,880	6,287	27,774	26,406
Gearing	4,434	5,438	22,238	22,718
Restructuring and consolidation costs	(367)	(3,258)	(4,143)	(9,849)
Loss on the partial settlement of pension plan	(1,720)	-	(1,720)	-
Corporate*	(3,508)	(9,510)	(10,377)	(19,238)
Total	$18,903	$6,025	$80,987	$47,546

*Quarter and Year to date period ended December 31, 2016 includes intangible asset impairment of $6.6 million.

About Altra Industrial Motion Corp

Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission and motion control products. The Company brings together strong brands covering over 40 product lines with production facilities in twelve countries. Altra's leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Couplings, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Stromag, Svendborg Brakes, TB Wood's, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.

The Altra Industrial Motion Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4038.

* Discussion of Non-GAAP Financial Measures

As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related costs, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP operating margin is calculated using income from operations that excludes charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP operating margin, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, our expectation of the improvements in the industrial economy, the statements under “Business Outlook,” our expectations regarding economic conditions, our expectations regarding our tax rate and the Company’s guidance for full year 2018.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Convertible Notes and Credit Facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the Svendborg, Guardian and Stromag acquisitions and integration and other acquisitions, (24) risks associated with certain minimum purchase agreements we have with suppliers, (25) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (26) risks associated with interest rate swap contracts, (27) risks associated with our exposure to renewable energy markets, (28) risks related to regulations regarding conflict minerals, (29) risks related to restructuring and plant consolidations, and (30) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E

CONTACT:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

Christian.storch@altramotion.com